Financial Guaranty Insurance
Company                                                           Balance Sheets

($ in Thousands, except per share amounts)

                                                                           December 31,                 December 31,
Assets                                                                         1995                         1994
                                                                           ------------                 ------------
Fixed maturity securities available-for-sale
  (amortized cost of $2,043,453 in 1995 and $1,954,177 in 1994)             $2,141,584                  $1,889,910
Short-term investments, at cost, which approximates market                      91,032                      75,674
Cash                                                                               199                       1,766
Accrued investment income                                                       37,347                      40,637
Reinsurance recoverable                                                          7,672                      14,472
Prepaid reinsurance premiums                                                   162,087                     164,668
Deferred policy acquisition costs                                               94,868                      90,928
Property and equipment, net of accumulated depreciation
($12,861 in 1995 and $10,512 in 1994)                                            6,314                       7,912
Receivable for securities sold                                                  26,572                           -
Prepaid expenses and other assets                                               12,627                      12,243
                                                                            ----------                  ----------
       Total assets                                                         $2,580,302                  $2,298,210
                                                                            ==========                  ==========

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                          $   727,535                  $  757,425
Loss and loss adjustment expenses                                               77,808                      98,746
Ceded reinsurance balances payable                                               1,942                       2,258
Accounts payable and accrued expenses                                           32,811                      28,489
Payable to Parent                                                                1,647                      18,600
Current federal income taxes payable                                            51,296                      82,123
Deferred federal income taxes                                                   99,171                      22,640
Payable for securities purchased                                                40,211                       8,206
                                                                            ----------                  ----------
       Total liabilities                                                     1,032,421                   1,018,487
                                                                            ----------                  ----------

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                                15,000                      15,000
Additional paid-in capital                                                     334,011                     334,011
Net unrealized gains (losses) on fixed maturity securities available-
  for-sale, net of tax                                                          63,785                     (41,773)
Foreign currency translation adjustment                                         (1,499)                     (1,221)
Retained earnings                                                            1,136,584                     973,706
                                                                            ----------                  ----------


       Total stockholder's equity                                            1,547,881                   1,279,723
                                                                            ----------                  ----------

       Total liabilities and stockholder's equity                           $2,580,302                  $2,298,210
                                                                            ==========                  ==========

            See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                     Statements of Income


($ in Thousands)


                                                              For the Year Ended December 31,


                                                               1995         1994        1993
                                                               ----         ----        ----
Revenues:

Gross premiums written                                     $  97,288    $ 161,940    $ 291,052
Ceded premiums                                               (19,319)     (46,477)     (49,914)
                                                           ---------    ---------    ---------

  Net premiums written                                        77,969      115,463      241,138
Decrease (increase) in net unearned premiums                  27,309       53,364      (74,902)
                                                           ---------    ---------    ---------

  Net premiums earned                                        105,278      168,827      166,236
Net investment income                                        120,398      109,828       99,920

Net realized gains                                            30,762        5,898       35,439
                                                           ---------    ---------    ---------

  Total revenues                                             256,438      284,553      301,595
                                                           ---------    ---------    ---------

Expenses:

Loss and loss adjustment expenses                             (8,426)       3,646       42,894
Policy acquisition costs                                      13,072       15,060       19,592
(Increase) decrease in deferred policy acquisition costs      (3,940)       3,709        2,658
Other underwriting expenses                                   19,100       21,182       21,878
                                                           ---------    ---------    ---------

  Total expenses                                              19,806       43,597       87,022
                                                           ---------    ---------    ---------

Income before provision for Federal income taxes             236,632      240,956      214,573
                                                           ---------    ---------    ---------


Federal income tax expense (benefit):
  Current                                                     28,913       43,484       59,505
  Deferred                                                    19,841        7,741       (7,284)
                                                           ---------    ---------    ---------

  Total Federal income tax expense                            48,754       51,225       52,221
                                                           ---------    ---------    ---------

  Net income before cumulative effect of
  change in accounting principle                             187,878      189,731      162,352
                                                           ---------    ---------    ---------

  Net cumulative effect of change in
  accounting principle                                          --           --          3,008
                                                           ---------    ---------    ---------
  Net income                                               $ 187,878    $ 189,731    $ 165,360
                                                           =========    =========    =========


                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                 Statements of Cash Flows


 ($ in Thousands)

                                                                        For the Year Ended December 31,
                                                                      1995            1994          1993
                                                                      ----            ----          ----
Operating Activities:

Net income                                                       $   187,878    $   189,731    $   165,360


  Adjustments to reconcile net income
    to net cash provided by operating activities:
  Cumulative effect of change in accounting principle, net of           --             --           (3,008)
tax
  Change in unearned premiums                                        (29,890)       (45,927)        90,429
  Change in loss and loss adjustment expense reserves                (20,938)         2,648         51,264
  Depreciation of property and equipment                               2,348          2,689          2,012
  Change in reinsurance receivable                                     6,800           (304)        (9,040)
  Change in prepaid reinsurance premiums                               2,581         (7,437)       (15,527)
  Change in foreign currency translation adjustment                     (427)         1,607         (1,029)
  Policy acquisition costs deferred                                  (16,219)       (18,306)       (19,592)
  Amortization of deferred policy acquisition costs                   12,279         22,015         22,250
  Change in accrued investment income, and prepaid
      expenses and other assets                                        2,906         (5,150)        (9,048)
  Change in other liabilities                                        (12,946)         2,577          7,035
  Change in deferred income taxes                                     19,841          7,741         (7,284)
  Amortization of fixed maturity securities                            1,922          5,112          8,976
  Change in current income taxes payable                             (30,827)        33,391         30,089
  Net realized gains on investments                                  (30,762)        (5,898)       (35,439)
                                                                 -----------    -----------    -----------
Net cash provided by operating activities                             94,546        184,489        277,448
                                                                 -----------    -----------    -----------

Investing Activities:

Sales and maturities of fixed maturity securities                    836,103        550,534        789,036
Purchases of fixed maturity securities                              (891,108)      (721,908)    (1,090,550)

Purchases, sales and maturities of short-term investments, net       (15,358)       (11,486)         4,164
Purchases of property and equipment, net                                (750)        (1,290)          (985)
                                                                 -----------    -----------    -----------

Net cash used in investing activities                                (71,113)      (184,150)      (298,335)
                                                                 -----------    -----------    -----------
Financing Activities:

Dividends paid                                                       (25,000)             -              -
Capital contribution                                                       -              -         21,872
                                                                 -----------    -----------    -----------
Net cash provided by financing activities                            (25,000)             -         21,872
                                                                 -----------    -----------    -----------
(Decrease) Increase in cash                                           (1,567)           339            985
Cash at beginning of year                                              1,766          1,427            442
                                                                 -----------    -----------    -----------
Cash at end of year                                              $       199    $     1,766    $     1,427
                                                                 ===========    ===========    ===========


            See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                              Statements of Stockholder's
Equity

($ in Thousands)


                                                                                     Net Unrealized
                                                                                    Gains (Losses) on
                                                                   Additional         Fixed Maturity           Foreign
                                                       Common       Paid-in        Securities Available-      Currency   Retained
                                                       Stock        Capital        For-Sale, Net of Tax      Adjustment  Earnings
                                                       -----        -------        --------------------      ----------  --------
Balance, January 1, 1993                               $2,500       $324,639            $7,267                $(1,597)   $618,615
Net income                                                  -              -                 -                      -     165,360
Capital contribution                                        -         21,872                 -                      -           -
Adjustment to common stock par value                   12,500        (12,500)                -                      -           -
Unrealized gains on fixed maturity securities
  previously held at market, net of tax of ($713)           -              -            (1,325)                     -           -
Implementation of change in accounting for
  adoption of SFAS 115, net of tax of $45,643               -              -            84,766                      -           -
Foreign currency translation adjustment                     -              -                 -                   (668)          -
                                                       -------       --------          -------                -------  ----------
Balance, December 31, 1993                              15,000        334,011           90,708                 (2,265)    783,975
Net income                                                  -              -                 -                      -     189,731
Unrealized losses on fixed maturity securities
  available-for-sale, net of tax of ($71,336)               -              -          (132,481)                     -           -
Foreign currency translation adjustment                     -              -                 -                  1,044           -
                                                       -------       --------          -------                -------  ----------
Balance, December 31, 1994                              15,000        334,011          (41,773)                (1,221)    973,706
Net income                                                  -              -                 -                      -     187,878
Dividend paid                                               -              -                 -                      -     (25,000)
Unrealized gains on fixed maturity securities
  available for sale, net of tax of $56,839                 -              -           105,558                      -           -
Foreign currency translation adjustment                     -              -                 -                   (278)          -
                                                       -------       --------          -------                -------  ----------
Balance, December 31, 1995                             $15,000       $334,011          $63,785                $(1,499) $1,136,584
                                                       =======       ========          =======                =======  ==========

   See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements


(1)     Business

        Financial Guaranty Insurance Company (the "Company"), a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"), provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

        The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)     Significant Accounting Policies

        The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1995 presentation. Significant accounting policies are as follows:

        Investments


        As of December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

        Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

        Premium Revenue Recognition


        Premiums are earned over the period at risk in proportion to the amount of coverage provided which, for financial guaranty insurance policies, generally declines according to predetermined schedules.

        When unscheduled refundings of municipal bonds occur, the related unearned premiums, net of premium credits allowed against the premiums charged for insurance of refunding issues and applicable acquisition costs, are earned immediately. Unearned premiums represent the portion of premiums written related to coverage yet to be provided on policies in force.

        Policy Acquisition Costs

        Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

        Loss and Loss Adjustment Expenses

        Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $77.8 million and $98.7 million at December 31, 1995 and 1994, respectively. As of December 31, 1995 and 1994, such reserves included $28.8 million and $71.0 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Loss and loss adjustment expenses include amounts discounted at an interest rate of 5.5% in 1995 and 7.8% in 1994. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management s opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

        Income Taxes

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)



        Property and Equipment

        Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

        Foreign Currency Translation

        The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1995 and 1994 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1995 and 1994 was $1.5 million and $1.2 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3)     Statutory Accounting Practices

        The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

           (a) premiums are earned in proportion to the reduction of the related risk rather than in proportion to the coverage provided;
           (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;
           (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
           (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
           (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
           (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
           (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

(4)     Investments

        Investments in fixed maturity securities carried at fair value of $3.2 million and $3.0 million as of December 31, 1995 and 1994, respectively, were on deposit with various regulatory authorities as required by law.

        The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                  Gross             Gross
                                                                Unrealized        Unrealized
                                               Amortized         Holding           Holding         Fair
        1995                                      Cost            Gains             Losses        Value
        ----                                      ----            -----             ------        -----
        U.S. Treasury securities and
         obligations of U.S. government
         corporations and agencies            $    71,182     $    1,696                -     $    72,878
        Obligations of states and political
         subdivisions                           1,942,001         98,458           $1,625       2,038,834
        Debt securities issued by foreign
         governments                               30,270            152              550          29,872
                                               ----------       --------           ------      ----------
        Investments available-for-sale          2,043,453        100,306            2,175       2,141,584

        Short-term investments                     91,032              -                -          91,032
                                               ----------       --------           ------      ----------

        Total                                  $2,134,485       $100,306           $2,175      $2,232,616
                                               ==========       ========           ======      ==========

        The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1995, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                        Amortized           Fair
         1995                                              Cost            Value
         ----                                              ----            -----
         Due in one year or less                     $     99,894   $     99,984
         Due after one year through five years            137,977        141,235
         Due after five years through ten years           287,441        300,560
         Due after ten years through twenty years       1,406,219      1,476,261
         Due after twenty years                           202,954        214,576
                                                       ----------     ----------
         Total                                         $2,134,485     $2,232,616
                                                       ==========     ==========

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

                                                              Gross        Gross
                                                            Unrealized   Unrealized
                                               Amortized     Holding      Holding        Fair
        1994                                      Cost        Gains        Losses        Value
        ----                                   ---------    ----------   ----------      -----
        U.S. Treasury securities and
        obligations of U.S. government
        corporations and agencies             $   10,945   $        8   $     (519)   $   10,434

        Obligations of states and political
        subdivisions                           1,839,566       25,809      (85,200)    1,780,175

        Debt securities issued by foreign
        governments                              103,666          400       (4,765)       99,301
                                              ----------   ----------   ----------    ----------
        Investments available-for-sale         1,954,177       26,217      (90,484)    1,889,910

        Short-term investments                    75,674           --           --        75,674
                                              ----------   ----------   ----------    ----------

        Total                                 $2,029,851   $  226,217   $  (90,484)   $1,965,584
                                              ==========   ==========   ==========    ==========

        In 1995, 1994 and 1993, proceeds from sales of investments in fixed maturity securities available-for-sale carried at fair value were $836.1 million, $550.5 million, and $789.0 million, respectively. For 1995, 1994 and 1993 gross gains of $36.3 million, $18.2 million and $36.1 million respectively, and gross losses of $5.5 million, $12.3 million and $1.0 million respectively, were realized on such sales.

        Net investment income of the Company is derived from the following sources (in thousands):

                                                           Year Ended December 31,
                                                           -----------------------
                                                   1995             1994           1993
                                                   ----             ----           ----
        Income from fixed maturity securities     $112,684        $108,519       $ 97,121
        Income from short-term investments           8,450           2,479          3,914
                                                   -------         -------        -------
        Total investment income                    121,134         110,998        101,035

        Investment expenses                            736           1,170          1,115
                                                   -------         -------        -------
        Net investment income                     $120,398        $109,828       $ 99,920
                                                  ========        ========       ========

        As of December 31, 1995, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)


(5)     Income Taxes

        The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company's effective federal corporate tax rate (20.6 percent in 1995, 21.3 percent in 1994 and 24.3 percent in 1993) is less than the corporate tax rate on ordinary income of 35 percent in 1995, 1994 and 1993.

        Federal income tax expense (benefit) relating to operations of the Company for 1995, 1994 and 1993 is comprised of the following (in thousands):


                                          Year Ended December 31,
                                          -----------------------
                                         1995        1994    1993
                                         ----        ----    ----
        Current tax expense            $28,913     $43,484  $59,505
        Deferred tax expense            19,841       7,741   (7,284)
                                       -------     -------  -------
        Federal income tax expense     $48,754     $51,225  $52,221
                                       =======     =======  =======

        The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                            Year Ended December 31,
                                                          ---------------------------
                                                          1995      1994         1993
                                                          ----      ----         ----
        Income taxes computed on income
           before provision for federal
           income taxes, at the statutory rate         $ 82,821    $ 84,334    $ 75,101

        Tax effect of:
          Tax-exempt interest                           (30,630)    (30,089)    (27,185)
          Other, net                                     (3,437)     (3,020)      4,305
                                                       --------    --------    --------
        Provision for income taxes                     $ 48,754    $ 51,225    $ 52,221
                                                       ========    ========    ========

Financial Guaranty Insurance

Company                                Notes to Financial Statements (Continued)



        The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at December 31, 1995 and 1994 are presented below (in thousands):

                                                                        1995              1994
                                                                        ----              ----
        Deferred tax assets:
           Unrealized losses on fixed maturity
           securities, available-for-sale                                   -           $22,493
           Loss reserves                                               $8,382            16,136
           Deferred compensation                                        5,735             9,685
           Tax over book capital gains                                  1,069               365
           Other                                                        3,248             3,760
                                                                      -------            ------
        Total gross deferred tax assets                                18,434            52,439
                                                                      -------            ------

        Deferred tax liabilities:
           Unrealized gains on fixed maturity
           securities, available-for-sale                              34,346                 -
           Deferred acquisition costs                                  33,204            31,825
           Premium revenue recognition                                 32,791            24,674
           Rate differential on tax and loss bonds                      9,454             9,454
           Other                                                        7,810             9,126

        Total gross deferred tax liabilities                          117,605            75,079
                                                                      -------            ------
        Net deferred tax liability                                   $ 99,171           $22,640
                                                                      =======            ======

        Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1995 and 1994. The company anticipates that the related deferred tax asset will be realized.

        Total federal income tax payments during 1995, 1994 and 1993 were $59.8 million, $10.1 million, and $29.4 million, respectively.

Financial Guaranty Insurance

Company                                Notes to Financial Statements (Continued)


(6)     Reinsurance

        The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $33.7 million that can be drawn on in the event of default.

        Effective January 1, 1993, the Company adopted the Emerging Issues Task Force Issue 93-6, "Accounting for Multiple-Year Retrospectively-Rated Contracts by Ceding and Assuming Enterprises" ("EITF 93-6"). EITF 93-6 requires that an asset be recognized by a ceding company to the extent a payment would be received from the reinsurer based on the contract's experience to date, regardless of the outcome of future events. To reflect the adoption of EITF 93-6 in the accompanying financial statements, an initial adjustment of $4.6 million, before applicable income taxes, has been reflected in the 1993 income statement.

        Net premiums earned are presented net of ceded earned premiums of $21.9 million, $39.0 million and $34.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $1.1 million, $0.3 million and $9.1 million for the years ended December 31, 1995, 1994 and 1993, respectively.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)



(7)     Loss and Loss Adjustment Expenses

        Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):


                                             Year Ended December 31,
                                          ----------------------------
                                          1995        1994        1993
                                          ----        ----        ----

        Balance at January 1,          $ 98,746    $ 96,098    $ 44,834

          Less reinsurance recoverable   14,472      14,168       5,128
                                       --------    --------    --------
        Net balance at January 1,        84,274      81,930      39,706

        Incurred related to:
        Current year                     26,681      15,133          --
        Prior years                      (1,207)       (437)       (756)
        Portfolio reserves              (33,900)    (11,050)     43,650
                                       --------    --------    --------
        Total Incurred                   (8,426)      3,646      42,894
                                       --------    --------    --------
        Paid related to:
        Current year                       (197)       (382)         --
        Prior years                      (5,515)       (920)       (670)
                                       --------    --------    --------
        Total Paid                       (5,712)     (1,302)       (670)
                                       --------    --------    --------
        Net balance at December 31,      70,136      84,274      81,930
          Plus reinsurance recoverable    7,672      14,472      14,168
                                       --------    --------    --------
        Balance at December 31,        $ 77,808    $ 98,746    $ 96,098
                                       ========    ========    ========


        The changes in incurred portfolio reserves principally relate to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)


(8)     Related Party Transactions

        The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $3.2 million, $3.2 million and $1.0 million in expenses were incurred in 1995, 1994 and 1993, respectively, related to such transactions.

        The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $1.3 million in 1995, $2.5 million in 1994, and $3.3 million in 1993.

        The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written in 1995 and 1994 and 2 percent in 1993).


(9)     Compensation Plans

        Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $7.5 million, $12.2 million and $16.7 million in 1995, 1994 and 1993, respectively, before deduction for related tax benefits.

(10)    Dividends

        Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $2.1 million in 1995 and 1994, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1995 and 1994, the amount of the Company's surplus available for dividends was approximately $100.2 million and $89.3 million, respectively.

        During 1995, the company paid dividends of $25 million. No dividends were paid during 1994 or 1993.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)



(11)    Financial Instruments

        Fair Value of Financial Instruments

        The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

        Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

        Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

        Cash, Receivable for Securities Sold, and Payable for Securities
        Purchased: The carrying amounts of these items approximate their fair values.

        The estimated fair values of the Company s financial instruments at December 31, 1995 and 1994 are as follows (in thousands):

                                          1995                     1994
                                          ----                     ----
                                  Carrying      Fair       Carrying       Fair
                                   amount      Value        amount        Value
                                   ------      -----        ------        -----
Financial Assets

Cash
On hand and in demand accounts $      199   $      199   $    1,766   $    1,766
Short-term investments             91,032       91,032       75,674       75,674
Fixed maturity securities       2,141,584    2,141,584    1,889,910    1,889,910


        Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $412.8 million and $456.2 million compared to a carrying value of $540.6 million as of December 31, 1995 and between $518.1 million and $565.9 million compared to a carrying value of $585.1 million as of December 31, 1994.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)



        Concentrations of Credit Risk

        The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

        In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

        As of December 31, 1995, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $98.7 billion, net of reinsurance of $20.7 billion. The Company's insured portfolio as of December 31, 1995 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.


        As of December 31, 1995, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                      Net
                                                   Principal
                                                  Outstanding
                                                  -----------
Municipal:
  General obligation                             $  43,308.2
  Special revenue                                   38,137.9
  Industrial revenue                                 2,480.0
  Non-municipal                                     14,734.2
                                                 -----------
Total                                            $  98,660.3
                                                 ===========

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)


        The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1995 by state, net of reinsurance, was as follows (in millions):

                                                                      Net
                                                                   Principal
                                                                  Outstanding
                                                                  -----------

        California                                               $ 10,440.2
        Florida                                                     8,869.3
        Pennsylvania                                                8,653.4
        New York                                                    7,706.7
        Illinois                                                    5,697.5
        Texas                                                       5,478.7
        New Jersey                                                  4,181.9
        Michigan                                                    3,385.9
        Arizona                                                     2,776.9
        Ohio                                                        2,327.7
                                                                 ----------
        Sub-total                                                  59,518.2
        Other states and International                             39,142.1
                                                                 ----------
        Total                                                     $98,660.3
                                                                 ==========


(12)    Commitments

        Total rent expense was $2.2 million, $2.6 million and $2.4 million in 1995, 1994 and 1993, respectively. For each of the next five years and in the aggregate as of December 31, 1995, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

        Year                                                             Amount
        ----                                                             ------
        1996                                                            $  2,297
        1997                                                               2,909
        1998                                                               2,909
        1999                                                               2,909
        2000                                                               2,909
        Subsequent to 2000                                                 2,911
                                                                        --------
        Total minimum future rental payments                            $ 16,844
                                                                        ========

FINANCIAL GUARANTY INSURANCE COMPANY


Audited Financial Statements


December 31, 1995






Report of Independent Auditors .............................................   1
Balance Sheets .............................................................   2
Statements of Income .......................................................   3
Statements of Stockholder's Equity .........................................   4
Statements of Cash Flows ...................................................   5
Notes to Financial Statements ..............................................   6

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)


The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                                       Years Ended December 31,

                                                               1995                        1994                     1993
                                                      -----------------------      ---------------------    ----------------------
                                                        Net     Stockholder's        Net    Stockholder's     Net     Stockholder's
                                                      Income        Equity         Income       Equity      Income        Equity
                                                      ------    -------------      ------       ------      ------        ------

GAAP basis amount                                $   187,878    $ 1,547,881    $   189,731  $ 1,279,723  $   165,360  $ 1,221,429


Premium revenue recognition                          (22,555)      (166,927)        (4,970)    (144,372)     (16,054)    (139,401)

Deferral of acquisition costs                         (3,940)       (94,868)         3,709      (90,928)       2,658      (94,637)

Contingency reserve                                     --         (386,564)          --       (328,073)        --       (252,542)

Non-admitted assets                                     --           (5,731)          --         (7,566)        --         (8,951)

Case basis loss reserves                               4,048            (52)        (3,340)      (4,100)       1,626         (759)

Portfolio loss reserves                              (22,100)        24,000        (11,050)      46,100       43,650       57,150

Deferral of income taxes (benefits)                   19,842         64,825          7,741       45,134       (7,284)      35,209

Unrealized gains (losses) on fixed maturity
securities held at fair value, net of tax               --          (63,785)          --         41,773         --        (90,708)

Recognition of profit commission                       3,096         (5,744)        (2,410)      (8,840)      (4,811)      (4,811)

Provision for unauthorized reinsurance                  --             --             --           (266)        --           --

Contingency reserve tax deduction (see Note 2)          --           78,196           --         55,496         --         45,402

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                                     637         10,290            (63)       9,653         --          9,716
                                                 -----------    -----------    -----------  -----------  -----------  -----------
Statutory-basis amount                           $   166,906    $ 1,001,521    $   179,348  $   893,734  $   185,145  $   777,097
                                                 ===========    ===========    ===========  ===========  ===========  ===========

                                      -9-